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EXHIBIT 10.2

    SEPARATION AND RELEASE AGREEMENT WITH ERIC S. KAPLAN DATED JULY 14, 1999

                        SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement and Release ("Separation Agreement") entered into this 14th of July, 1999, by and between Complete Wellness Centers, Inc. ("Company") and Eric Kaplan and J.E.M., Inc. ("collectively referred to as Employee"), contains the terms and conditions by which Employee's employment and consulting relationship with Company will expire as of June 30, 1999 (the "Termination date").

     1. Consideration - In exchange for Employee's execution of this Agreement, and in full and complete settlement of all employment claims or disputes, known or unknown, asserted or unasserted and compliance with the conditions and obligations contained herein, Company agrees to pay, grant or provide Employee with the consideration listed on the schedule attached hereto as Exhibit "A." If Employee refuses to sign this Agreement, he will receive only his wages through June 18, 1999 and will be entitled to exercise his vested stock options according to the terms of Company's stock option plans. In either case, Employee may be eligible for COBRA coverage or should seek other health insurance coverage.

     2. Effective Date and Notice of Rights - Pursuant to the Older Workers Benefits Protection Act, Employee has a twenty-one (21) day period from July 14, 1999 (date of receipt) to consider and accept this Agreement. The "Effective Date" of the Agreement shall be the date eight (8) days after the date on which Employee executes this Agreement, unless Employee revokes this Agreement, pursuant to the provisions of this paragraph. Employee acknowledges that he is entitled to and has received at least twenty-one (21) days from the date of receipt of this Agreement to review and consider its terms. Employee is advised to seek legal counsel to ask any questions regarding the terms of this Agreement, including, but not limited to, the definitions of words and the meanings of phrases, sentences or paragraphs which Employee does not understand. Employee further understands that he will have an additional seven (7) days after execution of this Agreement in which to revoke his execution and acceptance. This Agreement will not be effective or enforceable, nor will any of the additional consideration described in paragraph one be paid, until after the seven (7) day revocation period has expired. Again, Employee is encouraged to discuss the contents and advisability of signing this Agreement with an attorney of his choosing.




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     Employee understands that upon the Effective Date this Agreement becomes final and binding. Employee further acknowledges that this Agreement shall in no way be construed as an admission by Company or any agent, affiliate, director, officer or employee that it or they have acted wrongfully with respect to Employee or any other person, or that Employee has any rights against Company or any of its agents, affiliates, directors, officers or employees.

     3. Complete Release - Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges Company, its agents, employees, officers, directors, governing board, attorneys and any other persons acting on its behalf, of and from any and all claims, defenses, actions, suits or demands, known or unknown, in law or in equity, of any kind whatsoever, including, but not limited to, all matters relating to or arising out of Employee's employment with Company. This release covers, without limitation, any claims under Title VII of the Civil Rights Act of 1964, as amended; the Florida Civil Rights Act of 1977, as amended (Chapter 760, Florida Statutes); Chapter 151B, Mass. Ann. Laws; the Federal Age Discrimination in Employment Act, as amended; the Occupational Health and Safety Act; Executive Orders 11246 and 11478; the National Labor Relations Act, as amended; the Fair Labor Standards Act of 1938, as amended; the Family Medical Leave Act; any whistleblowers act; and any other federal or state law, administrative rule or municipal ordinance, and includes any claims founded in tort, contract or any other common law or equitable basis of action, from the beginning of time up to and including the date of execution by Employee of this Release. The provisions of this paragraph regarding release shall be mutual and reciprocal with Company agreeing to release its claims against Employee.

     4. Board of Directors - Employee agrees that this Agreement shall serve as notice of his resignation as President of Company as of the Effective Date and acknowledges that he will not seek or accept renomination or reappointment of his position on Company's Board of Directors after his current term expires in July 1999. Furthermore, Employee will not attend any further meetings of the Board of Directors.

     5. Stock and Stock Options - With the exception of 16,600 vested options initially granted to Employee on or about 8/26/96, Employee agrees that during the twelve (12) month period following the Effective Date, he will not sell or cause to be sold more than five thousand (5,000) shares of Company stock during any calendar month unless, in the sole discretion of Hornblower & Weeks additional shares may be sold by Employee without affecting the market price of Company's stock. In addition, Employee will not sell any shares acquired via the aforementioned 16,600 options if, in the opinion of Hornblower & Weeks, sale of those options will have a substantial negative affect on the market price of Company's stock. Employee agrees that all shares of Company stock sold by him will be sold utilizing the firm of Hornblower & Weeks as broker and agent.

     6. Public Announcement - Company and Employee agree to work in good faith to write a mutually agreeable announcement to be published regarding Employee's separation from the Company.

     7. Representations - Employee represents and acknowledges that in executing this Agreement he has not relied and does not rely upon any representation or statement not set forth herein made by Company or any of its agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise. Company represents that this Agreement has been duly authorized and executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms.

     8. Confidentiality and Non-Solicitation. As a result of employment with Company, Employee had access to confidential material and information belonging to the Company including, without limitation, client lists, procedure manuals, employee records, client records, sales and marketing techniques, computer programs, the identity of specialized consultants and contractors, and management strategies. This confidential information was acquired or developed by the Company at considerable expense. It is therefore, a unique and valuable asset of the Company and its remaining confidential is of extreme importance to Company. Employee acknowledges the




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importance of keeping all information confidential and will not disclose any confidential information made available to or acquired by Employee in the course of employment to any person, firm, corporation, association or other entity for any reason or purpose. Nothing in this Agreement, however, shall prohibit Employee from utilizing those skills, abilities, knowledge, material and information that he possessed prior to employment by Company. Furthermore, Employee agrees that he will not, for a period of one year after the effective date, directly or indirectly, for himself or on behalf of any other person or entity, solicit, interfere with or endeavor to entice away from the Company any Client or employee of the Company. For purposes of this Agreement, the term "Client" shall mean any person or entity that received service of any type from Company during the one year period immediately preceding the last day of Employee's employment with Company. By executing this Agreement, Employee acknowledges that a breach of this paragraph will give rise to irreparable and continuing injury to the Company, and further agrees that the Company or its successors and assigns may obtain injunctive relief against the breach or threatened breach of the provisions of this paragraph, in addition to any other legal remedies which may be available to it. If any court refuses to enforce this paragraph, because it is more extensive (as to time, geographic area, scope of business or otherwise) than is necessary to protect the business and goodwill of the Company, it is agreed between Employee and Company that this paragraph shall be modified to the extent necessary to permit the terms hereof to be enforced in any such legal proceeding. Furthermore, this Agreement, its existence, its terms, and the existence and content of all discussions regarding the settlement of claims between the Parties (including, without limitation, the amount of consideration, offers, counteroffers, and other terms or conditions discussed or agreed upon), are confidential and may be disclosed only to the Parties' attorneys or tax advisors or to taxing authorities. This Paragraph of the Agreement addressing non-solicitation shall survive the expiration of the Agreement. This Paragraph of the Agreement shall supplant and replace any and all agreements previously made between the parties purporting to be or contain confidentiality, non-solicitation, or non-competition restrictions on Employee.

     9. Non-Disparagement - It is understood that Employee may not always agree with the policies, procedures and practices of Company. Employee agrees, however, that it is Employee's duty to support the Company and its actions and, therefore, agrees that Employee will not criticize or make any disparaging remarks about Company or its officers, managers, attorneys, or other employees. Company agrees that the terms of this Paragraph are mutual and it will not criticize or make disparaging remarks about Employee. This Paragraph shall survive expiration of this Agreement.

     10. Violations of Paragraphs 8 or 9 - Should Employee violate the provisions of Paragraphs 8 or 9 above, Company's obligation to pay any further consideration or transfer stock due under this Agreement shall cease. Company shall not, however, cease payment of consideration or transfer of stock without first obtaining a sworn statement from an individual or entity solicited by Employee or an individual having first hand knowledge of Employee's breach of confidentiality or disparagement of Company. This Paragraph in no way limits or precludes Company's rights to pursue any and all available legal remedies for a violation of Paragraphs 8 or 9. Employee acknowledges that a breach of this agreement will give rise to irreparable and continuing injury to the Company, and further agrees that the Company or its successors and assigns may obtain injunctive relief against the breach or threatened breach of Paragraphs 8 or 9, in addition to any other legal remedies which may be available to it.

     11. Severability - Whenever a conflict arises between the provisions of this Agreement and any statute, prevailing law, judicial decision, ordinance or regulation, the latter shall prevail, but in such event the provisions of this Agreement effected shall be construed and limited only to the extent necessary to bring them within the requirements of such law or decision and in no event shall any illegality or unenforceability offset the remaining provisions or remaining portions of this Agreement.

     12. Assignment - The rights and obligations of Company under this Agreement shall inure to the benefit and shall be binding upon its successors and assigns. Employee shall not be entitled to assign or delegate any of his duties or benefits under this Agreement.

     13. Entire Agreement - This Agreement contains the entire Agreement and supersedes all prior or contemporaneous agreements or representations, written or oral, except as expressly referenced or incorporated herein. This Agreement may not be amended orally, but may only be amended by a written agreement signed by both Company and Employee.

     14. Applicable Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of law doctrine, and Company and Employees expressly submit themselves to the exclusive jurisdictions of the state and federal courts of Florida for the resolution of any disputes which arise under this Agreement. Venue for any action or proceeding arising out of this Agreement shall lie in Palm Beach County.




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Dated: July 14, 1999

COMPLETE WELLNESS CENTERS, INC.

By: /s/ JOSEPH J. RAYMOND JR.                     /s/ ERIC KAPLAN
   -----------------------------------          -----------------------------
        Joseph J. Raymond Jr.                         ERIC KAPLAN
As its: Chief Executive Officer

                                   SCHEDULE A

          1. Company shall continue indemnification of Employee, whether or not he is employed by the Company, pursuant to the terms and conditions of the previously executed Indemnification Agreement. The parties agree that a copy of Company's indemnification agreement with Employee is unavailable but that the terms and conditions of the attached Indemnification Agreement with Indemnitee's name deleted are the same as those included in the Indemnification Agreement attached hereto as Exhibit "A" and shall be binding upon the parties.

          2. Employee is currently and shall remain covered by Company's General Partner and Management Liability Policy for so long as the applicable statute of limitations of claims against Employee shall run.

          3. Beginning eight days after execution of this Agreement and continuing on the first day of each month thereafter through and including June 1, 2000 or until Company has transferred stock with a value totalling two hundred thousand and no/100 dollars ($200,000), whichever comes first, Company shall transfer a minimum of 5,000 registered shares of Company stock to Employee. The total value of stock transferred at the




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               end of each month shall be calculated by multiplying the number of shares transferred by the stock price listed in the Wall Street Journal on the date each transfer was made. For example, if Company transfers 5,000 shares on July 1, 1999 and the listed stock price on that day is $2.00 per share and 5,000 shares on August 1, 1999 and the listed stock price on that day is $3.00 per share, then the total value of stock transferred as of August 1, 1999 shall be $25,000 (the value of each share transferred is determined as of the date of the transfer and does not change if the market price subsequently changes). Company shall transfer stock with a total value of $200,000 on or by July 1, 2000. Therefore, for example, if the total value of stock transferred to Employee through and including June 1, 2000 equals $180,000 and the listed stock price on July 1, 2000 is $2.00 per share, then Company shall transfer 10,000 shares of registered stock to Employee on July 1, 2000. If the first day of any month falls on a holiday or weekend or for any other reason the stock price is not listed in the Wall Street Journal then value calculations and transfers shall be made on the next business day on which the stock price is published.

          4. Company shall pay attorney Gary Gerson the total sum of six thousand and no/100 for attorney's fees for services to Employee. This sum shall be paid in six equal monthly installments of one thousand dollars ($1,000) beginning eight days after execution of this Agreement and continuing the first of each month thereafter until the sum of $6,000 has been paid.

          5. The exercise period of each option shall be extended to a date ending five years after the date each option was issued. A schedule of Employee's options is attached hereto as Exhibit "B."




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          6.   Company shall pay Employee the sum of ten thousand and no/100 dollars ($10,000) within eight (8) days of his execution of the Agreement. Company will not withhold any taxes or other deduction from this sum and Employee agrees that he shall be responsible for payment of any withholdings, taxes, penalties, interest or assessments found to be due as a result of this payment and shall indemnify Company for said amounts. At the request of Employee, said payment shall be made to J.E.M., Inc.

          7. All payments made or other consideration given under this Agreement, except as provided in Paragraph 6 above, shall be made or given to Eric Kaplan, individually (with the exception of payments made to G. Gerson). Eric Kaplan and J.E.M., Inc may then distribute payments made or consideration given between them in any manner mutually agreed upon by them.

Dated: July 14, 1999

COMPLETE WELLNESS CENTERS, INC.

By: /s/ Joseph J. Raymond Jr.                     /s/ Eric Kaplan
   -----------------------------------          -----------------------------
As its: Chief Executive Officer                 ERIC KAPLAN, INDIVIDUALLY AND AS
       -------------------------------                  PRESIDENT, J.E.M., INC.